UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On November 8, 2013 (the “Closing Date”), Liquidmetal Technologies, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Kingsbrook Opportunities Master Fund LP, Tech Opportunities LLC, and Iroquois Master Fund Ltd. (each, an “Investor,” and collectively, the “Investors”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, each of the Investors has committed to purchase such Investor’s pro rata portion of up to $20,000,000 (the “Total Commitment”) worth of the Company’s common stock, $0.001 par value (the “Shares”), over the 36-month term of the Purchase Agreement.

In consideration for the Investors’ execution and delivery of the Purchase Agreement, on the Closing Date, the Company delivered irrevocable instructions to its transfer agent to issue to each Investor, not later than 4:00 p.m. (New York City time) on the second trading day immediately following the Closing Date, certificates representing such Investor’s pro rata portion of 2,666,667 shares of common stock (the “Commitment Shares”).

From time to time over the term of the Purchase Agreement, commencing on the trading day immediately following the date on which the initial registration statement is declared effective by the Securities and Exchange Commission (the “Commission”), as further discussed below, the Company may, in its sole discretion, provide each of the Investors with draw down notices (each, a “Draw Down Notice”) to purchase a specified dollar amount of Shares (the “Draw Down Amount”) over a five (5) consecutive trading day period commencing on the trading day specified in the applicable Draw Down Notice (the “Pricing Period”), with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed a dollar amount equal to the lesser of (i) 300% of the average trading volume of the Company’s common stock during the ten (10) trading days immediately preceding the date the applicable Draw Down Notice is delivered (the “Applicable Draw Down Exercise Date”) multiplied by the lower of (A) the closing trade price of the Company’s common stock on the trading day immediately preceding the Applicable Draw Down Exercise Date and (B) the average of the closing trade prices of the Company’s common stock for the three (3) trading days immediately preceding the Applicable Draw Down Exercise Date (such lower price, the “Reference Price”), and (ii) a specified dollar amount set forth in the Purchase Agreement based on the Reference Price as of the Applicable Draw Down Exercise Date.

Once presented with a Draw Down Notice, each of the Investors is required to purchase such Investor’s pro rata portion of the applicable Draw Down Amount on each trading day during the applicable Pricing Period on which the daily volume weighted average price for the Company’s common stock (the “VWAP”) equals or exceeds an applicable floor price equal to the product of (i) 0.775 and (ii) the Reference Price, subject to adjustment (the “Floor Price”), provided that in no event shall the Floor Price be less than $0.03875. If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that the Investors will not be required to purchase their pro rata portions of the applicable Draw Down Amount allocated to that trading day. The per share purchase price for the Shares subject to a Draw Down Notice shall be equal to 90.0% of the lowest daily VWAP that equals or exceeds the applicable Floor Price during the applicable Pricing Period. Each purchase pursuant to a draw down shall reduce, on a dollar-for-dollar basis, the Total Commitment under the Purchase Agreement.

The Company is prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, (ii) the sale of Shares pursuant to such Draw Down Notice would cause the Company to issue or sell or the Investors to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, (iii) the sale of Shares pursuant to the Draw Down Notice would cause the Company to sell or the Investors to purchase an aggregate number of shares of the Company’s common stock which would result in the collective beneficial ownership by the Investors of more than 9.99% of the Company’s common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder), or (iv) the applicable Floor Price would be less than $0.03875 on the Applicable Draw Down Exercise Date. The Company cannot make more than one draw down in any Pricing Period and must allow two (2) trading days to elapse between the completion of the settlement of any one draw down and the commencement of a Pricing Period for any other draw down.

Each of the Investors has agreed that during the term of the Purchase Agreement, neither such Investor nor any of its affiliates will, directly or indirectly, engage in any short sales involving the Company’s securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for any shares of the Company’s common stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of any shares of the Company’s common stock. The Investors will not be prohibited from selling any of the shares of the Company’s common stock that they are obligated to purchase under a pending Draw Down Notice.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the first trading day immediately following the date on which the initial registration statement is declared effective by the Commission, (ii) the date on which the Investors have purchased the Total Commitment worth of common stock under the Purchase Agreement, or (iii) the date on which the common stock has failed to be listed or quoted on a Trading Market (as defined in the Purchase Agreement). Under certain circumstances set forth in the Purchase Agreement, (I) any of the Investors may terminate the Purchase Agreement on one trading day’s prior written notice to the Company and the other Investors, and (II) the Company may terminate the Purchase Agreement on one trading day’s prior written notice to each of the Investors.

If the Company issues a Draw Down Notice and fails to deliver the Shares to any Investor on the applicable settlement date or within two (2) trading days thereafter by crediting such Investor’s or its designee’s account at DTC, then the Company has agreed to pay such Investor, in addition to all other remedies available to such Investor under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such Shares for the initial 30-day period following the applicable settlement date until the Shares have been delivered, and an additional 2.0% for each additional 30-day period thereafter until the Shares have been delivered. In addition, if the Company fails to transfer all of the Shares subject to a Draw Down Notice to any Investor on the applicable settlement date by crediting such Investor’s or its designee’s account at DTC, and if on or after such applicable settlement date such Investor purchases, in an open market transaction or otherwise, shares of common stock necessary to make delivery by such Investor in satisfaction of a sale by such Investor of Shares that such Investor anticipated receiving from the Company in connection with such draw down, then the Company has agreed to pay to such Investor, in addition to any other amounts due to such Investor pursuant to the Purchase Agreement, within three trading days after such Investor’s request, an amount, in cash, equal to such Investor’s total purchase price (including brokerage commissions, if any) for the Shares so purchased, at which point the Company’s obligation to credit such Investor’s or its designee’s account at DTC for such Shares will terminate.

The Purchase Agreement also provides for indemnification of each of the Investors and its affiliates in the event that such Investor or its affiliates incur losses, liabilities, obligations, claims, contingencies, damages, costs or expenses relating to a breach by the Company of any of its representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against the Investor or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to (i) file an initial registration statement (“Registration Statement”) with the Commission to register 96,555,893 Shares on or prior to December 23, 2013 (the “Filing Deadline”) and (ii) use its commercially reasonable efforts to have it declared effective as soon as practicable, but in no event later than the earlier of (A) the 90th calendar day after the Closing Date and (B) the fifth business day after the date the Company is notified by the Commission that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”). The Company will also register on the Registration Statement an additional 5,468,750 shares underlying warrants that were previously issued in the Company’s July 2012 private placement.

If at any time all of the Registrable Securities (as defined in the Registration Rights Agreement) are not covered by the initial Registration Statement, the Company has agreed to file with the Commission one or more additional registration statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify each of the Investors and its affiliates from certain liabilities and fees and expenses incurred in connection with any claims arising out of or based upon, among other things, untrue statements or alleged untrue statements contained in a registration statement or any post-effective amendment thereto, in any “Blue Sky” filing, or in any prospectus or prospectus supplement. In addition, each of the Investors has agreed to indemnify and hold harmless the Company and each of its directors, officers signing the Registration Statement and persons who control the Company against certain liabilities that may be based upon written information furnished by such Investor to the Company for use in connection with a registration statement pursuant to the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the provisions of the Purchase Agreement and the Registration Rights Agreement filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Report”), respectively, which are incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the Commitment Shares and the sale of the Shares to the Investors under the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of each of the Investors that such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Item 9.01.     Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of Exhibits filed with this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Tony Chung
Chief Financial Officer

Date: November 11, 2013

 EXHIBIT INDEX

Exhibit Number	Description

10.1

Common Stock Purchase Agreement, dated as of November 8, 2013, by and among Liquidmetal Technologies, Inc., Kingsbrook Opportunities Master Fund LP, Tech Opportunities LLC, Empery Asset Master Ltd., Hartz Capital Investments, LLC, and Iroquois Master Fund Ltd.

10.2

Registration Rights Agreement, dated as of November 8, 2013, by and among Liquidmetal Technologies, Inc., Kingsbrook Opportunities Master Fund LP, Tech Opportunities LLC, Empery Asset Master Ltd., Hartz Capital Investments, LLC, and Iroquois Master Fund Ltd.